Exhibit 99.1

FireEye Reports Record Financial Results for Third Quarter 2013

Billings up 103% Year-over-Year, Deferred Revenue Up 119% Year-over-Year and Revenue Up 95% Year-over-Year in Inaugural Quarter as a Public Company

MILPITAS, CA – Nov. 7, 2013 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced its financial results for the third quarter of 2013.

Third Quarter 2013 Financial Results

•	Billings of $70.8 million, an increase of 103% compared with the third quarter of 2012.[1]
•	Total revenue of $42.7 million, an increase of 95% compared with the third quarter of 2012.
•	Product revenue of $23.7 million, an increase of 73% compared with the third quarter of 2012.
•	Subscription and services revenue of $18.9 million, an increase of 132% compared with the third quarter of 2012.
•	Deferred revenue of $130.8 million, an increase of $71.2 million, or 119%, compared with the third quarter of 2012. Current deferred revenue increased 132% to $71.5 million. Non-current deferred revenue increased 106% to $59.3 million.
•	GAAP net loss of $50.9 million, or $1.61 per basic and diluted share, compared with a GAAP net loss of $8.9 million, or $0.80 per basic and diluted share, in the third quarter of 2012.
•	Non-GAAP net loss of $38.2 million, or $1.21 per basic and diluted share, compared with a non-GAAP net loss of $6.1 million, or $0.55 per basic and diluted share, in the third quarter of 2012.[1]

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures also is included under the heading “Non-GAAP Financial Measures.”

“I am pleased to report strong third quarter performance as we continued to deliver what we believe to be the most effective protection from advanced cyber attacks to organizations worldwide. Billings growth accelerated to more than 100% year-over-year as we added a record number of new customers and existing customers expanded their deployments of our virtual machine-based threat protection platforms,” said David DeWalt, chairman and chief executive officer of FireEye.

“We reached a significant milestone in the third quarter with our successful initial public offering. While the IPO was just one of many milestones we hope to achieve as we transform the IT security market, it represented the culmination of years of dedicated effort by everyone at FireEye,” added DeWalt. “I offer my congratulations and thanks to all our employees, investors, partners and customers who helped build FireEye into the leader in stopping advanced cyber attacks.”

Recent Business Highlights and Product Announcements

–	Completion of the company’s initial public offering and began trading on The NASDAQ Global Select Market under the symbol FEYE. The company issued approximately 17.5 million shares and realized net proceeds of approximately $321 million.

–	The FireEye® NX 10000 Threat Prevention Platform, the industry’s first threat protection appliance with multi-gigabit performance to reduce operational overhead from managing fewer appliances. The new platform quadruples capacity to scale Web-based cyber attack protection and is a turnkey platform that can be deployed at Internet egress points to block Web exploits and multi-protocol callbacks.

–	Oculus, the industry’s first global, real time, continuous protection platform. With Oculus, FireEye brings together a unique combination of virtual machine technology, Big Data analysis, and a 24x7 worldwide support and services infrastructure in what it believes is the world’s strongest defense system to counter today’s targeted cyber attacks.

–	FireEye Mobile Threat Prevention™, a new cloud-based platform that extends the company’s virtual-machine based platform for the Web, email, and file threat vectors to mobile threats. Rather than relying on malware signatures, the FireEye Mobile Threat Prevention platform detonates Android™ apps within the FireEye Multi-Vector Virtual Execution™ (MVX) engine to provide an automated mobile threat assessment. FireEye Mobile Threat Prevention will be generally available by the end of 2013.

–	The FireEye NX 900 appliance, extending the FireEye virtual machine-based Web threat protection to remote or branch offices. With the FireEye NX 900, organizations can better protect one of the weakest links in enterprise security against advanced attacks. The FireEye NX 900 will be generally available by the end of the year. The NX series of appliances can help organizations scale their Web defenses across a range of deployments, from multi-gigabit large offices to smaller, regional, and branch offices.

–	FireEye Data Center Security solution, a new solution that protects enterprise data centers from content-based and server-based advanced targeted attacks that steal data and intellectual property as well as convert servers into attack machines. With the FireEye Data Center Security solution, enterprises can extend the industry-leading threat protection platform from the perimeter into the data center. Based on the FireEye Threat Prevention Platform, the FireEye Data Center Security solution protects the core components of the data center, including content repositories, Web and application servers, and common file shares, from advanced attacks.

Forward Outlook

FireEye provides guidance on billings, revenue, non-GAAP operating losses, and weighted average shares outstanding for the fourth quarter and full year 2013, and a preliminary outlook on billings and revenue for 2014 based on current market conditions and expectations.

For the fourth quarter of 2013, the company expects:

–	Total billings in the range of $82 to $86 million.
–	Revenue in the range of $52 to $54 million.
–	Subscription and services revenue between 42% and 45% of total revenue.
–	Non-GAAP operating losses of $40 to $44 million.
–	Approximately 112 million weighted average shares outstanding, basic and diluted.

For the full year 2013, the company expects:

–	Total billings in the range of $240 to $245 million.
–	Revenue in the range of $156 to $158 million.
–	Non-GAAP operating losses of $134 to $138 million.
–	Approximately 44 million weighted average shares outstanding, basic and diluted.

Preliminary 2014 outlook:

–	Total billings in the range of $350 to $370 million.
–	Revenue in the range of $240 to $250 million.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Information

FireEye will host a conference call today, November 7, 2013, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss its financial results. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website. Additionally, a telephonic replay of the call will be available for approximately one week following the call by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the conference ID number 83757907.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future billings, revenue, subscription and services revenue as a percent of total revenue, non-GAAP operating losses and weighted average shares outstanding in the section entitled “Forward Outlook” above and statements related to general availability, expected capabilities and expected benefits of FireEye Mobile Threat Prevention and the FireEye NX 900.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include market adoption of our virtual machine-based security platform; our limited operating history, particularly as a new public company; our ability to attract and retain new customers and expand and train our sales force; the budgeting cycles, seasonal buying patterns and length of our sales cycle; risks associated with our rapid growth; our limited experience with developing and releasing new products and services; real or perceived defects, errors or vulnerabilities in our platform; rapidly evolving technological developments in a market that is characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our prospectus filed with the SEC on September 20, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our Form 10-Q that will be filed for the quarter ended September 30, 2013, which should be read in conjunction with these financial results. Both documents are or will be available on the Investor Relations section of our website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

FireEye has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business, and represent a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies that report similar financial measures. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP net loss and net loss per share. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, and change in fair value of preferred stock warrant liability. FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets and change in fair value of preferred stock warrant liability so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only stock-based compensation, amortization of intangible assets and change in fair value of preferred stock warrant liability but also, from time to time, discrete charges that are infrequent in nature, over multiple periods.

There are a number of limitations related to the use of non-GAAP net loss and non-GAAP net loss per share versus net loss and net loss per share calculated in accordance with GAAP. First, non-GAAP net loss and non-GAAP net loss per share exclude stock-based compensation expense, amortization of intangible assets and change in fair value of preferred stock warrant liability. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, stock-based compensation is an important part of FireEye employees’ overall compensation. Third, the components of the costs that FireEye excludes in its calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net loss and non-GAAP net loss per share and evaluating non-GAAP net loss and non-GAAP net loss per share together with net loss and net loss per share calculated in accordance with GAAP.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 1,300 customers across more than 40 countries, including over 100 of the Fortune 500.

© 2013 FireEye, Inc. All rights reserved. FireEye, FireEye Mobile Threat Prevention and FireEye Multi-Vector Virtual Execution are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. Android is a trademark of Google Inc. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Bill Bode

Highwire PR

415-963-4174 x49

FireEye@highwirepr.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

investor.relations@FireEye.com

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2013	December 31, 2012
Assets

Current assets:
Cash and cash equivalents	$327,710	$60,200
Accounts receivable	51,251	30,133
Inventories	7,516	2,340
Deferred costs of revenue, current portion	1,392	837
Prepaid expenses and other current assets	9,319	10,731

Total current assets	397,188	104,241
Deferred costs of revenue, non-current portion	1,024	674
Property and equipment, net	47,131	13,536
Goodwill	3,276	1,274
Intangible assets	6,809	4,194
Deposits and other long-term assets	4,877	1,354

Total assets	$460,305	$125,273

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$32,983	$15,653
Accrued liabilities	4,896	1,174
Accrued compensation	14,818	8,271
Long-term debt, current portion	—	1,231
Proceeds from early exercise of stock awards	8,623	2,001
Deferred revenue, current portion	71,450	43,750

Total current liabilities	132,770	72,080
Long-term debt, net of current portion	20,000	10,916
Deferred revenue, non-current portion	59,302	32,656
Preferred stock warrant liability	—	3,529
Other long-term liabilities	1,246	702

Total liabilities	213,318	119,883
Stockholders’ equity:
Convertible preferred stock	—	6
Common stock	12	2
Additional paid-in capital	467,964	109,252
Notes receivable from stockholders	—	(1,003)
Accumulated deficit	(220,989)	(102,867)

Total stockholders’ equity	246,987	5,390

Total liabilities and stockholders’ equity	$460,305	$125,273

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Product	$23,729	$13,754	$55,957	$31,955
Subscription and services	18,923	8,142	48,333	19,682

Total revenue	42,652	21,896	104,290	51,637

Cost of revenue: (1)(2)
Product	7,358	3,813	18,124	9,400
Subscription and services	6,079	904	12,481	2,183

Total cost of revenue	13,437	4,717	30,605	11,583

Total gross profit	29,215	17,179	73,685	40,054

Operating expenses: (1)(2)
Research and development	20,492	4,191	44,570	9,814
Sales and marketing	44,414	16,734	110,577	42,788
General and administrative	11,704	4,188	29,385	8,898

Total operating expenses	76,610	25,113	184,532	61,500

Operating loss	(47,395)	(7,934)	(110,847)	(21,446)

Other expense, net (3)	(4,448)	(864)	(7,595)	(1,620)

Loss before income taxes	(51,843)	(8,798)	(118,442)	(23,066)
Provision for (benefit from) income taxes	(917)	54	(320)	114

Net loss attributable to common stockholders	$(50,926)	$(8,852)	$(118,122)	$(23,180)

Net loss per share attributable to common stockholders, basic and diluted	$(1.61)	$(0.80)	$(5.41)	$(2.33)

Weighted average shares used in per share calculations, basic and diluted	31,590	11,025	21,838	9,955

FIREEYE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(118,122)	$(23,180)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,344	4,456
Stock-based compensation	16,344	3,921
Change in fair value of preferred stock warrant liability	6,538	1,234
Loss on disposal of property and equipment	102	73
Release of deferred tax valuation allowance	(1,277)	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(20,727)	(5,607)
Inventories	(5,174)	(1,942)
Prepaid expenses and other assets	(4,772)	(790)
Deferred costs of revenue	(904)	(695)
Accounts payable	6,115	990
Accrued liabilities	3,711	2,198
Accrued compensation	6,481	372
Deferred revenue	54,370	29,481
Other long-term liabilities	547	134

Net cash provided by (used in) operating activities	(44,424)	10,645

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(3,872)	—
Purchase of property and equipment and demonstration units	(35,956)	(14,486)
Lease deposits	(1,636)	(471)

Net cash used in investing activities	(41,464)	(14,957)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from initial public offering	322,863	—
Borrowing from line of credit	10,000	7,619
Net proceeds from issuance of convertible preferred stock	9,988	—
Repayment of term loan	(2,147)	(1,051)
Proceeds from exercise of equity awards	5,400	1,283
Repayment of notes receivable from stockholders	7,294	—

Net cash provided by financing activities	353,398	7,851

Net change in cash and cash equivalents	267,510	3,539
Cash and cash equivalents, beginning of year	60,200	10,676

Cash and cash equivalents, end of year	$327,710	$14,215

FireEye, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP operating loss	$(47,395)	$(7,934)	$(110,850)	$(21,446)
Stock-based compensation expense (1)	8,814	2,108	16,344	3,921
Amortization of intangible assets (2)	359	—	883	—

Non-GAAP operating loss	$(38,222)	$(5,826)	$(93,623)	$(17,525)

GAAP net loss	$(50,926)	$(8,852)	$(118,122)	$(23,180)
Stock-based compensation expense (1)	8,814	2,108	16,344	3,921
Amortization of intangible assets (2)	359	—	883	—
Change in fair value of preferred stock warrant liability (3)	3,560	685	6,538	1,234

Non-GAAP net loss	$(38,193)	$(6,059)	$(94,357)	$(18,025)

GAAP net loss per common share, basic and diluted	$(1.61)	$(0.80)	$(5.41)	$(2.33)
Stock-based compensation expense (1)	0.28	0.19	0.75	0.39
Amortization of intangible assets (2)	0.01	—	0.04	—
Change in fair value of preferred stock warrant liability (3)	0.11	0.06	0.30	0.13

Non-GAAP net loss per common share, basic and diluted	$(1.21)	$(0.55)	$(4.32)	$(1.81)

Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	31,590	11,025	21,838	9,955

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$143	$27	$279	$60
Cost of subscription and services revenue	762	18	1,330	39
Research and development	2,350	433	4,425	671
Sales and marketing	3,784	341	5,878	902
General and administrative	1,775	1,289	4,432	2,249

Total stock-based compensation expense	$8,814	$2,108	$16,344	$3,921

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$262	$—	$786	$—
Cost of subscription and services revenue	44	—	44	—
Sales and marketing	53	—	53	—

Total amortization of intangible assets	$359	$—	$883	$—

(3) includes change in fair value of preferred stock warrant liability as follows:	$(3,560)	$(685)	$(6,538)	$(1,234)

FireEye, Inc.

Reconciliation of Non-GAAP Billings to GAAP Revenue

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP revenue	$42,652	$21,896	$104,290	$51,637
Add change in deferred revenue	28,167	13,005	54,346	29,482

Non-GAAP billings	$70,819	$34,901	$158,636	$81,119

SUPPLEMENTAL FINANCIAL INFORMATION

FireEye, Inc.

Billings Breakdown

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Product billings	$27,077	$16,320	$62,241	$37,053
Product subscription billings	25,415	11,368	57,563	26,828

Product billings and product subscription billings	52,492	27,688	119,804	63,881
Services billings	18,327	7,213	38,832	17,238

Non-GAAP billings	$70,819	$34,901	$158,636	$81,119

FireEye, Inc.

Revenue Breakdown

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Product revenue	$23,729	$13,754	$55,957	$31,955
Product subscription revenue	11,040	4,949	28,664	12,004

Product revenue and product subscription revenue	34,769	18,703	84,621	43,959
Services revenue	7,883	3,193	19,669	7,678

Total revenue	$42,652	$21,896	$104,290	$51,637